Agreement

         THIS AGREEMENT, made and entered into this ____ day of August, 2000, by and between Global Network Media, Inc., a Colorado corporation currently in good standing (hereinafter "GNM") and Mind2Market, Inc., a Colorado corporation currently in good standing (hereinafter ("M2M"). This Agreement sets forth the terms and conditions under which GNM will grant to M2M exclusive rights to certain patent-pending technology.

         W I T N E S S E T H:

        1. For and in consideration of the covenants and conditions herein contained, GNM agrees to grant to M2M exclusive right and license to make, have made, use, lease, sell, offer to sell, import, or otherwise dispose of the patent-pending technology. M2M may grant sublicenses if the terms and conditions of the sublicenses are consistent with the terms and conditions of this license. The license granted by this Agreement shall end upon the expiration of the last Letters Patent which may issue on said patent-pending technology and any improvements thereon. Actual ownership of the technology and patents issued and all other rights pertaining thereto shall be retained by either GNM or James R. Clark. Said patent-pending technology is described as follows:

                       a.      Copy-protected Internet Distribution System;
                       b.      Personal Computer Secured Internet Device; and
                       c.      Secured Internet Media Player.

               GNM represents that the technology described by and included in the combination of these pending patents is important for a secured internet distribution system expressly made for the transfer of digital media files. GNM further represents that it has obtained the exclusive rights and license to use the pending patents from James R. Clark pursuant to an agreement with him and has the right to transfer these rights to use and license this technology to M2M. It is understood by M2M that the system is in conceptual stage and a working demonstration system has not been developed. It is further understood by M2M that GNM will finalize the development of the working demonstration system and setup the completed working system at M2M expense and GNM will deliver the system to M2M for sale of the completed system and service to potential M2M customers. GNM agrees to complete the working system within 6 months of receiving the initial Five Million dollars ($5,000,000) of funding allocated for the development of the system.

        2. In exchange for said rights as described above, M2M agrees to provide GNM with the following: Twenty-Three Million, Seven Hundred Forty Thousand and no/100 (23,740,000) shares of common stock in M2M; and

        3. M2M shall pay all fees, costs, and expenses associated with the filing, prosecution and the perfection of the patent application process and any related improvements and spin-offs.

Agreement - Page 1 of 5

        4. M2M shall exploit the technology in good faith and in accordance with the usual business customs of the industry.

        5. M2M, at its own cost and expense, shall defend all infringement suits that may be brought against it or GNM or Clark on account of the manufacture, use, importation or sale of the technology. If M2M learns that others are unlawfully infringing on the rights granted in this Agreement, M2M shall diligently prosecute any infringer at its own cost and expense. In connection with such suits, GNM and Clark, at M2M's cost and expense and at M2M's request, shall give evidence and execute such documents as M2M may reasonably require.

        6. All rights transferred to M2M pursuant to this Agreement shall immediately revert to GNM in the event that a voluntary or involuntary petition for Chapter 7 protection under the Bankruptcy Laws of the United States is filed with any United States Bankruptcy Court. Any compensation paid to GNM in any form shall be retained by GNM.

        7. M2M may not transfer, license or assign to any third party, including any assignment for the benefit of creditors, any of the rights to the patent-pending technology described above without the express written approval of GNM and Clark prior to any such transfer, license or assignment.

        8. If M2M disperses, dissolves, or for any reason ceases to exist, said patent-pending technology rights granted pursuant to this Agreement shall immediately revert to GNM and GNM shall retain all stock and sums of money paid.

        9. If either party to this Agreement defaults by failing to adhere to any of the terms and conditions contained herein, the injured party shall notify the defaulting party in writing and send such notice to the defaulting party via certified mail, at the address set forth herein, specifying each such default. If any default is not cured within thirty (30) days of receipt of such notice, and the default party to this Agreement is M2M, all rights to the patent-pending technology described above shall immediately revert to GNM, and GNM shall retain all stock and sums of money paid. If the default party is GNM, M2M will have the right to take control of the technology from GNM and hire at M2M cost additional experts in the proposed field to complete the proposed system. The failure by either party to enforce any provision herein shall not be construed as a waiver of any of the terms and conditions contained herein.

        10. Any notice required to be served which is mailed and addressed and sent by certified mail by one party to the other, shall be deemed served and conclusively presumed to have been received five (5) days after the date it is mailed. A party may, by notice given as herein provided and served upon the other party, change the address for notices to be sent to such party. The current addresses for such notification are as follows:

                  GNM                                            M2M
                  ---------                                      ---
                  Global Network Media, Inc.               Mind2Market, Inc.
                  777 S. Wadsworth Blvd., Suite B1-200     1625 Abilene Drive
                  Lakewood, CO  80226                      Broomfield, CO  80020

Agreement - Page 2 of 5

        11.    The parties hereto are solely  responsible  for ensuring that all
               rules,   regulations  and   requirements  of  the  United  States
               Securities Exchange Commission are met.

        12. This Agreement shall inure to the benefit of and be binding upon the respective parties hereto, and their respective heirs, executors, administrators, assigns, personal representatives, and successors in interest.

        13. In the event either party is in default of the terms or conditions of this Agreement, and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including reasonable attorney fees, expenses and court costs through trial, appeal, and to final disposition.

        14. All prior agreements and negotiations between the parties are superseded and merged into this Agreement.

        15.    Time is hereby  expressly  made of the essence in this  Agreement
               with  respect  to  the   performance  by  the  parties  of  their
               respective obligations hereunder.

        16. Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

        17. M2M shall provide One Hundred Thousand dollars ($100,000) from its initial One Million dollar ($1,000,000) round of funding, subsequent to the execution of this agreement, for the manufacturing, marketing, management, customer service and continued development of the Emergency Signal Balloon (ESB) product(s). M2M shall make available additional funds as deemed reasonable and necessary by the M2M Board of Directors, for promoting sales of the ESB product line. If M2M has not provided the aforementioned $100,000 level of funding after a period of six months from the date of the receipt of the initial One Million dollars in funding, or if M2M has not provided the additional reasonable and necessary funds to promote the sale of the ESB product line within 6 months of receipt of the additional funding necessary for developing the Copy Protected Internet Distribution System associated with the Personal Computer Secured Internet Device (about Twelve Million dollars), the original principals of M2M shall have the right to remove the rights to the ESB product line from M2M, including any applicable patents, tooling, inventory, records, customer lists, sales and marketing materials and any other materials directly relevant to the Emergency Signal Balloon product line, said rights to be placed into another entity of their choosing. If this right is exercised, all royalty agreements and other liabilities directly associated with the ESB product line are also transferred to and accepted by the new entity. In this event, M2M will have no further claim to the ESB product line or any revenues generated therefrom, regardless of their source.

        18. This Agreement encompasses the entire agreement between the parties as to the rights to the patent-pending technology


Agreement - Page 3 of 5
               described above, and the parties agree that any verbal statements not contained within this Agreement are not legally binding upon the parties. This Agreement supersedes all previous agreements.

        19.    This   Agreement  may  be  modified  or  amended   provided  such
               modifications or amendments are made only by an instrument in writing signed by the parties.

        20. No waiver of any provision or condition of this Agreement shall be valid unless executed in accordance with paragraph 15 above, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement shall be construed as a waiver of any other provision or condition of this Agreement, and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

        21. The failure of either party, at any time, to require any such performance by any other party shall not be construed as a waiver of such right to require such performance, and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require a full performance hereunder.

        22. THIS AGREEMENT IS EXECUTED PURSUANT TO AND SHALL BE INTERPRETED AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF COLORADO FOR WHICH THE COURTS IN DENVER, COLORADO SHALL HAVE JURISDICTION WITHOUT GIVING EFFECT TO THE CHOICE OR LAWS OR CONFLICT OF LAWS RULES THEREOF OR OF ANY STATE.


MIND2MARKET, INC.                          GLOBAL NETWORK MEDIA, INC.

   /s/ Ronald Powell                            /s/ James Clark
By ------------------------------------    By ----------------------------------

      President                                 President
Its: ----------------------------------    Its ---------------------------------

State of Colorado          )
                           )  ss.
County of Adams            )

     On this 7th day of August, 2000, before me, a Notary Public in and for said State, personally appeared Ronald Powell known or proved to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that (s)he executed the same.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  /s/
                                 ---------------------------------------
                                 Notary Public for the State of _______________ Residing in ______________________________
                                 My commission expires ____________________




State of Colorado          )
                           )  ss.
County of Adams            )

     On this 7th day of August, 2000, before me, a Notary Public in and for said State, personally appeared James Clark known or proved to me to be the
___________________________ whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same in said corporation name.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  /s/
                                 ---------------------------------------
                                 Notary Public for the State of _______________ Residing in ______________________________
                                 My commission expires ____________________


Agreement - Page 5 of 5